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Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into Costco Wholesale Corporation's previously filed Registration Statement Nos. 33-50799, 333-1127, 333-04355, 333-21093 and 333-72122.

/s/ ARTHUR ANDERSEN LLP

Seattle, Washington
November 15, 2001

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS